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                                                        MORGAN
                                                     & COMPANY
                                         CHARTERED ACCOUNTANTS



               INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Superiof Networks, Inc. on Form SB-2 of our Auditors'
Report, dated December 20, 2000, on the balance sheet of Superior Networks, Inc. as of November 30, 2000, and the statement of operations and deficit, cash flows, and stockholders' equity for the period then ended.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.


Vancouver, Canada                         /S/ Morgan & Company
                                          Chartered Accountants
April 2, 2001





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